Exhibit 99.1

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Keystone Financial, Inc. (the “Company”) as an Annex to the Proxy Statement/ Prospectus included in the Registration Statement on Form S-4, as amended (the “Registration Statement”), relating to the proposed merger of the Company with Bryn Mawr Bank Corporation described in the Registration Statement to be filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

January 15, 2010